    Exhibit 99.1

Investor Contact: Steve Keenan
        (314) 719-1755
    InvestorRelations@Olin.com

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

Olin to Take a Fourth Quarter 2025 Charge
Following Verdict in Shintech v. Olin Litigation

Clayton, MO, February 12, 2026 – Olin Corporation (NYSE: OLN), a leading global manufacturer and distributor of chemical products, today issued an update following a recent verdict in a litigation matter filed by Shintech Incorporated (“Shintech”) against Olin Corporation and its wholly owned subsidiary, Blue Cube Operations LLC (collectively, “Olin”).
In April 2023, Shintech filed a lawsuit seeking damages against Olin. The litigation involved a pricing dispute between Shintech and Olin, a 2023 maintenance turnaround of a vinyl chloride monomer (VCM) plant and a disputed force majeure event.  Olin supplies VCM to Shintech under a long-term supply contract. Following three years of active litigation, the jury returned a verdict in favor of Shintech on February 10, 2026.
Olin was disappointed by the verdict and is currently assessing its legal rights and options. The Company firmly believes that its actions at the time were appropriate and aligned with best industry practices to prioritize the safety of its employees and the community.
As a result of this verdict, the Company obtained new information related to this litigation loss contingency and recorded a one-time, pre-tax charge of $75 million in the fourth quarter 2025, which will be reflected in the December 31, 2025 consolidated financial statements included in the Company’s 2025 Form 10-K. Fourth quarter 2025 adjusted EBITDA will exclude this non-recurring charge. We expect to pay approximately $185 million, including previously accrued reserves, during the first half of 2026 related to this matter.
COMPANY DESCRIPTION

Olin Corporation is a leading vertically integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach, hydrogen, and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, industrial cartridges, and clay targets.

Visit www.olin.com for more information on Olin Corporation.

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words "anticipate," "intend," "may," "expect," "believe," "should," "plan," "outlook," "project," "estimate," "forecast," "optimistic," "target," and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.
The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q and other reports furnished or filed with the SEC, include, but are not limited to, the following:
Business, Industry and Operational Risks
•sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us;
•declines in average selling prices for our products and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;
•unsuccessful execution of our operating model, which prioritizes Electrochemical Unit (ECU) margins over sales volumes;
•failure to control costs and inflation impacts or failure to achieve targeted cost reductions;
•our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;
•availability of and/or higher-than-expected costs of raw material, energy, transportation, and/or logistics;
•the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;
•exposure to physical risks associated with climate-related events or increased severity and frequency of severe weather events;
•the failure or an interruption, including cyber-attacks, of our information technology systems;
•risks associated with our international sales and operations, including economic, political or regulatory changes;
•failure to identify, attract, develop, retain and motivate qualified employees throughout the organization and ability to manage executive officer and other key senior management transitions;
•our inability to complete future acquisitions or joint venture transactions or successfully integrate them into our business;
•adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;
•weak industry conditions affecting our ability to comply with the financial maintenance covenants in our senior credit facility;
•our indebtedness and debt service obligations;
•the effects of any declines in global equity markets on asset values and any declines in interest rates or other significant assumptions used to value the liabilities in, and funding of, our pension plans;
•our long-range plan assumptions not being realized, causing a non-cash impairment charge of long-lived assets;

Legal, Environmental and Regulatory Risks
•changes in, or failure to comply with, legislation or government regulations or policies, including changes regarding our ability to manufacture or use certain products and changes within the international markets in which we operate;
•new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;
•unexpected outcomes from legal or regulatory claims and proceedings;
•costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;
•various risks associated with our Lake City U.S. Army Ammunition Plant contract and performance under other governmental contracts; and
•failure to effectively manage environmental, social and governance issues and related regulations, including climate change and sustainability.
All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

2026-04